Exhibit 1.1

[  ] Shares

Triple-S Management Corporation

Class B Common Stock

UNDERWRITING AGREEMENT

[  ], 2007

CREDIT SUISSE SECURITIES (USA) LLC

UBS Securities LLC

As Representatives of the several Underwriters,

c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Triple-S Management Corporation, a Puerto Rico corporation (the “Company”), agrees, subject to the terms and conditions stated herein, to issue and sell [ ] shares of its Class B common stock, $1.00 par value per share (the “Securities”), and the shareholders listed in Schedule A hereto (the “Selling Shareholders”) agree severally, subject to the terms and conditions stated herein, to sell an aggregate of [  ] Securities (collectively, the “Firm Securities”), to the several Underwriters named in Schedule B hereto (the “Underwriters”) for which Credit Suisse Securities (USA) LLC (“Credit Suisse”) and UBS Securities LLC (“UBS”) are acting as representatives (the “Representatives”) in connection with the offering (the “Offering”) and sale of such Firm Securities. In addition, the Company and the Selling Shareholders severally propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [  ] additional shares of Class B common stock (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

The Company hereby acknowledges that, in connection with the proposed Offering, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed share program (the “Directed Share Program”) under which up to [# of reserved shares] Firm Securities, or [5]% of the Firm Securities to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the Offered Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. The number of Offered Securities available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Offered Securities being issued and sold hereunder. The Company has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

2. Representations and Warranties of the Company and the Selling Shareholders. (a)  The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-142402) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [ ]:00 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement, “Effective Time” with respect to any such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Securities Act Requirements. (A) (x) On their respective Effective Dates, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) on the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, on their issue dates and, in the case of the Final Prospectus on each Closing Date the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)  Ineligible Issuer Status. (A) At the time of initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)  General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectuses issued at or prior to the Applicable Time, the preliminary prospectus, dated [ ],  2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v)  Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)  Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of Puerto Rico, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final

Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(vii)  Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus, except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(viii)  Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(ix)  No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.

(x)  Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(xi)  Listing. The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(xii)  Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Reserved Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

(xiii)  Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xiv)  Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) above for such breaches, violations, defaults, events or impositions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv)  Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not reasonably be expected to have a Material Adverse Effect.

(xvi)  Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvii)  Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted by them, except where the failure to so possess or be in compliance would not reasonably be expected to have a Material Adverse Effect, have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xviii)  Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.

(xix)  Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xx)  Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxi)  Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain United States Federal Income Tax Considerations”, “Puerto Rico Income Tax Considerations”, “Regulation”, “Business—Legal Proceedings” and “Description of Capital Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements or documents.

(xxii)  Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxiii)  Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley, to the extent applicable, and all applicable Exchange Rules, except for any non-compliance which would not reasonably be expected to have a Material Adverse Effect. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, which, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(xxiv)  Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened.

(xxv)  Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules, if any, included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxvi)  No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole that is material and adverse, (B) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (C) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxvii)  Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxviii)  Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (A) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (B) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxix)  Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the intent to unlawfully influence (A) a customer or supplier of the Company or its subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or its subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or its subsidiaries or any of their respective products or services.

(xxx)  Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxi)  Insurance. Excluding in all cases the Company’s reinsurance of risk insured by the Company, the Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.

(b)  Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i)  Existence. Such Selling Shareholder (if not a natural person) is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(ii)  Authorization of Agreement. This Agreement has been duly executed and delivered by such Selling Shareholder and, if the Selling Shareholder is an entity, duly authorized.

(iii)  Good Title. Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority, and all authority, and all authorization and approval required by law to enter into (i) this Agreement, (ii) the Custody Agreement (“Custody Agreement”) signed by such Selling Shareholder and the custodian relating to the deposit of the Offered Securities by such Selling Shareholder and (ii) the Power of Attorney (“Power of Attorney”) appointing Ramón M. Ruiz and Juan José Román as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein and relating to the transactions herein contemplated; and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.

(iv)  (A) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), such Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on its date, at the time of filing of the Final Prospectus pursuant to rule 424(b) or (if no such filing is required) on the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent statements in or omissions from a Registration Statement or the Final Prospectus are based upon written information furnished to the Company by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by a particular Selling Shareholder (the “Selling Shareholder Information” of such Selling Shareholder) consists of the name of such Selling Shareholder, the number of Offered Securities to be offered by such Selling Shareholder and other information with respect to such Selling Shareholder (excluding any percentages) which appear in the table (and the corresponding footnotes thereto) under the caption “Principal and Selling Shareholders—Selling Shareholders” in the Final Prospectus.

(v)  No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(vi)  Clean Hands. The sale of the Offered Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the General Disclosure Package and the Final Prospectus or any supplement thereto.

(vii)  Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by this Agreement or the Custody Agreement in connection with the sale of the Offered Securities by such Selling Shareholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(viii)  Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Custody Agreement, and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, (B) any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or (C) if such Selling Shareholder is an entity, the charter or by-laws or other organizational documents of such Selling Shareholder, except, in the case of clause (A) and (B), for any such breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to consummate the transactions contemplated by this Agreement.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agree, severally and not jointly, to sell to the several Underwriters the respective number of Firm Securities set forth opposite its name in Schedule B hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of $[ ] per share, the respective number of Firm Securities set forth opposite the names of such Underwriter in Schedule B hereto.

Certificates in negotiable form for the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with Banco Popular de Puerto Rico, as custodian (“Custodian”). Each Selling Shareholder agrees that the shares represented by the certificates held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company and the Custodian (on behalf of the Selling Shareholders) will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to the Representatives drawn to the order of the Company and the respective Selling Shareholders at the office of Cravath, Swaine & Moore, LLP, 825 Eighth Ave, New York, NY 10019 at 9:00 a.m., New York time, on [ ], 2007 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for inspection at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company and the Selling Shareholders agree to sell to the Underwriters the number of shares of Optional Securities specified in such notice, up to a maximum of [  ] shares of Optional Securities, in the case of the Company and up to a maximum number of Optional Securities set forth opposite its name in Schedule A hereto under the caption “Number of Optional Securities to be Sold”, in the case of each Selling Shareholder, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. The Selling Shareholders agree, severally and not jointly, to sell to the Underwriters such number of shares of Optional Securities obtained by multiplying the number of Optional Securities to be sold by the Selling Shareholders specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Shareholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities to be sold by the Selling Shareholders (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised up to two times and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the Custodian (on behalf of the Selling Shareholders) will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to the Representatives drawn to the order of the Company , at the above office of Cravath, Swaine & Moore LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for inspection at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Shareholders. (a)  The Company agrees with the several Underwriters and the Selling Shareholders that:

(i)  Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m. New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)  Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)  Continued Compliance with Securities Laws. If, at any time until nine months after the date of this Agreement when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)  Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence,  “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(v)  Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement two of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives requests. The Final Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi)  Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject .

(vii)  Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(viii)  Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the National Association of Securities Dealers, Inc. of the Offered Securities (including filing fees), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(ix)  Use of Proceeds. The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(x)  Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xi)  Taxes. The Company, on behalf of itself and the Selling Shareholders, will indemnify and hold harmless the Underwriters against any transfer, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company and the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or any Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company, on behalf of itself and the Selling Shareholders, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xii)  Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Class A common stock or Class B common stock or any securities convertible into or exchangeable or exercisable for any of its Class A common stock or Class B common stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) shares issued in consideration for the acquisition of any interest in a business, provided that, for any such shares issued within 180 days from the date hereof, the market value of all such shares does not exceed 10% of the total market capitalization of the Company, calculated as the closing price per share of Class B common stock on the NYSE on the trading day preceding the first such acquisition announcement, multiplied by the total number of shares of Class B and Class A common stock outstanding on such date, (B) issuances of Securities upon the exercise of options or warrants disclosed as outstanding in the General Disclosure Package and the Final Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the General Disclosure Package and the Final Prospectus and (D) Securities issued in connection with any claim against the Company under any share acquisition agreement or by a non-medical heir, as described in the General Disclosure Package and the Final Prospectus under the heading “Risk Factors—Risks Relating to Our Common Stock”, including any shares issued pursuant to the anti-dilution provisions of the Company’s Amended and Restated Articles of Incorporation as a result of such claims. The initial Lock-Up Period will commence on the date hereof and continue for one year or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(xiii)  Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the Reserved Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. UBS-FinSvc will notify the Company as to which Directed Share Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(xiv)  Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(xv)  Directed Share Program. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date).

(b)  Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New

York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

(c)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii)  any change in either U.S. or Puerto Rico or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Puerto Rico authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or Puerto Rico or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Puerto Rico, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Davis Polk & Wardwell, counsel for the Company, substantially in the form of Schedule E hereto.

(e)  Opinions of Local Counsel for Company. The Representatives shall have received the opinions, dated such Closing Date, of Pietrantoni, Méndez & Alvarez LLP and Fiddler González & Rodríguez, P.S.C., local counsel for the Company, substantially in the form of Schedules F-1 and F-2 hereto, respectively.

(f)  Institutional Selling Shareholder’s Opinion. The Representatives shall have received an opinion, dated such Closing Date, of counsel for each institutional Selling Shareholder, substantially in the form of Schedule G hereto.

(g)  Opinion of Counsel for Underwriters. The Representatives shall have received from Cravath Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)  Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i)  Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters from each of the executive officers, directors and Selling Shareholders of the Company substantially in the form of Schedule H hereto.

(j)  Form 1099. The Custodian shall have delivered to the Representatives a letter stating that they will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Company and the Selling Shareholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a)  Company’s Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act

(each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in the preceding paragraph of this Section 8(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Share Program, provided, however, that the Company shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share Program.

(b)  Selling Shareholders’ Indemnification of Underwriters. The Selling Shareholders will indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the statements in or omissions from any Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus are based upon Selling Shareholder Information; provided, further, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(c)  Indemnification of Company and Selling Shareholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder (each, an “Underwriter Indemnified Party”), against any and all losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus under the caption “Underwriting” furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the [  ] paragraph and the information contained in the [  ] and [  ] paragraphs regarding [  ].

(d)  Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any one separate local counsel) for the UBS-FinSvc for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the UBS-FinSvc within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

(f)  Control Persons. The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Shareholders and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, PR 00920, Fax number 787-749-4091, Attention: Ramón M. Ruiz, or, if sent to the Selling Shareholders, will be mailed, delivered or faxed and confirmed to it at c/o Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, PR 00920, Fax number 787-749-4091, Attention: Ramón M. Ruiz or Juan José Román, as the Selling Shareholder’s attorneys-in-fact; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated hereby, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse will be binding upon all the Underwriters. Ramón M. Ruiz and Juan José Román will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by Ramón M. Ruiz or Juan José Román will be binding upon all the Selling Shareholders.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:

(a)  No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholders on other matters;

(b)  Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver. The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Shareholders including shareholders, employees or creditors of the Company or the Selling Shareholders.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Shareholders hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives, understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

Triple-S Management Corporation,

By:
Name:
Title:

On behalf of the Selling Shareholders set forth in Schedule A,

By:
Name:
Title:Attorney-in-Fact

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the date
first above written.

CREDIT SUISSE SECURITIES (USA) LLC,

By:
Name:
Title:

UBS SECURITIES LLC,

By:
Name:
Title:
Acting on behalf of themselves and as the Representatives of the several Underwriters

SCHEDULE A

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold

Total

SCHEDULE B

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC
UBS Securities LLC
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Popular Securities, Inc.
Santander Securities Corporation

Total

SCHEDULE C

1.     General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[1. Final term sheet, dated                                    [, a copy of which is attached hereto].]

2. [list other documents]

2.     Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[None]

[1. The initial price to the public of the Offered Securities.

2. [list other information]]